As filed with the Securities and Exchange Commission on February 14, 2017

Registration No. 333-215122

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Spring Bank Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	52-2386345
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

86 South Street

Hopkinton, MA 01748

(508) 473-5993

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan P. Freve

Chief Financial Officer

Spring Bank Pharmaceuticals, Inc. 86 South Street

Hopkinton, MA 01748

(508) 473-5993

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart M. Falber, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

(617) 526-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-215122) (the “Registration Statement”) of Spring Bank Pharmaceuticals, Inc. (the “Company”) is being filed (i) pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission (the “SEC”) on December 29, 2016, to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 that was filed with the SEC on February 14, 2017 and (ii) to update certain other information in the Registration Statement.

The information included in this filing updates and supplements the Registration Statement and the prospectus contained therein. No changes other than those set forth below under the headings “Incorporation by Reference of Certain Documents” and “Experts” have been made to the prospectus contained in the Registration Statement (which prospectus continues to form a part of this Registration Statement) and, accordingly, the remainder of the prospectus has not been reprinted in this filing. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders named in this preliminary prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(2)

File No. 333-215122

PROSPECTUS SUPPLEMENT (Subject to Completion)

ISSUED FEBRUARY 14, 2017

Spring Bank Pharmaceuticals, Inc.

3,830,321 Shares of Common Stock

We are supplementing the prospectus included in the Registration Statement on Form S-1 dated December 15, 2016, which was declared effective by the Securities and Exchange Commission (“SEC”) on December 29, 2016.  This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 3,830,321 shares of our common stock that held by the selling stockholders, including 1,798,084 shares of our common stock that are issuable upon the exercise of outstanding warrants to purchase our common stock held by the selling stockholders. We are not selling any shares of common stock and will not receive any proceeds from the sale of these shares by the selling stockholders.

The selling stockholders identified in the prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution” on page 59. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 56.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any amendments and supplements thereto. You should read the entire prospectus and any amendments or supplements carefully before you make any investment decision.

Our common stock is traded on the Nasdaq Capital Market under the symbol “SBPH.” On February 13, 2017, the closing sale price of our common stock on the Nasdaq Capital Market was $[__] per share. You are urged to obtain current market quotations for the common stock.

We have incorporated by reference into this prospectus supplement the Annual Report on Form 10-K of Spring Bank Pharmaceuticals, Inc. for the fiscal year ended December 31, 2016. We are also updating certain information set forth below under the heading “Experts.”

We are an “emerging growth company” as defined under federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company.” Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is            , 2017

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. We are incorporating by reference into this prospectus supplement our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 that we filed with the SEC on February 14, 2017.  We also are incorporating by reference any future information filed (rather than furnished) by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement until the termination of the offering.  Such documents shall be deemed to be incorporated by reference into this prospectus.

You may request a copy of the documents incorporated by reference in this prospectus supplement, including exhibits to these documents, orally or in writing, and they will be provided to you at no cost, by contacting:

Spring Bank Pharmaceuticals, Inc.

86 South Street

Hopkinton, Massachusetts 01748

Attention: Secretary

Telephone: (508) 866-3921

We post on our public website (http://www.springbankpharm.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.

You can find, copy and inspect information we file with the SEC at the SEC’s public reference room, which is located at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s public reference room. You can also review our electronically filed reports and other information that we file with the SEC on the SEC’s web site at http://www.sec.gov.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You should rely only on the information contained in this prospectus supplement and the prospectus (and any amendments or supplements thereto) or information to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus supplement and the prospectus (and any amendments or supplements thereto).

EXPERTS

The consolidated financial statements of Spring Bank Pharmaceuticals, Inc. and its subsidiaries as of December 31, 2016 and 2015 and for each of the years in the two-year period ended December 31, 2016, incorporated in this Prospectus by reference from the Spring Bank Pharmaceuticals, Inc.  Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the issuance and distribution of the offering described in this registration statement, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee.

Amount
Securities and Exchange Commission registration fee	$3,366.00
Accountants’ fees and expenses	$15,000.00
Legal fees and expenses	$275,000.00
Transfer Agent’s fees and expenses	$2,500.00
Miscellaneous	$5,000.00
Total expenses	$300,866.00

Item 14. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our restated certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding to which he was or is a party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our restated certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our restated certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us within the past three years. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

(a) Issuance of Capital Stock, Convertible Promissory Notes and Warrants

During 2013, we issued 39,500 shares of common stock to directors and advisors. The common stock had an estimated fair value of $5.92 per share and was fully vested at the time of issuance.

Between October 2013 and July 2014, we sold convertible promissory notes in the aggregate principal amount of $6.9 million in a private placement to new and existing stockholders. We refer to these notes as the 2013 Notes. The 2013 Notes accrue interest at a rate equal to 8% per year and were convertible into (A) shares sold in our next equity financing, as defined, at the lesser of (i) the price paid per share of the next equity financing or (ii) $9.00 per share, (B) shares of common stock at a conversion price of the lesser of (i) the price paid per share of common stock by the public, or (ii) $9.00 per share, or (C) shares of common stock at $8.00 per share at maturity, February 15, 2013. In December 2014, the 2013 Notes converted into 827,163 shares of our common stock.

In connection with the issuance and sale of the 2013 Notes, we issued warrants to the purchasers of the 2013 notes to purchase an aggregate of 191,178 shares of our common stock at an exercise price of $9.00 per share. We also issued warrants to purchase 61,515 shares of common stock with an exercise price of $9.00 per share and 2,750 shares of common stock in lieu of warrants to brokers in connection with the issuance of the 2012 Notes. The warrants were exercised into shares of our common stock on May 11, 2016, in connection with the closing of our initial public offering.

During 2014, we issued 39,000 shares of common stock to directors, consultants and advisors. The common stock had an estimated fair value of $6.76 per share and was fully vested upon the issuance date.

In December 2014 and February 2015, we sold 963,510 and 840,479 shares of our common stock, respectively, for a purchase price of $12.00 per share. In connection with the issuance and sale of these shares, we issued warrants to the brokers to purchase an aggregate 144,319 shares of our common stock at an exercise price of $12.00 per share.

In February 2016, we issued 125,000 shares of our common stock to BioHEP Technologies Ltd., or BioHEP, and granted to BioHEP a warrant to purchase an additional 125,000 shares of our common stock at a purchase price of $16.00 per share, which warrant will expire on August 1, 2018.

In May and June 2016, we issued to Dawson James Securities, Inc. warrants to purchase 27,600 shares and 747 shares, respectively, of our common stock at an exercise price of $15.00 per share.

In November 2016, we issued 1,644,737 shares of our common stock and warrants to purchase 1,644,737 shares of our common stock at an exercise price of $10.79 per share at $9.12 per share and associated warrant in a private placement to accredited investors for an aggregate purchase price of approximately $15 million.

The securities described in this section (a) of Item 15 were issued to investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required. The recipients of securities in the transactions described above represented that they were accredited investors and were acquiring the securities for their own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time and appropriate legends were affixed to the instruments representing such securities issued in such transactions.

(b) Stock Option Grants

Between March 31, 2015, the first date on which we granted stock options, and February 1, 2017, we granted stock options to purchase an aggregate of 779,565 shares of our common stock with exercise prices ranging from $7.86 to $12.96 per share, to certain of our employees and directors in connection with services provided to us by such parties pursuant to our 2014 Stock Incentive Plan and 2015 Stock Incentive Plan. These are the only options that we granted in the past three years.

The issuances of stock options and the shares of our common stock issued upon the exercise of the options described in this paragraph (b) of Item 15 were issued pursuant to written compensatory plans or arrangements with our employees, directors and consultants, in reliance on the exemption provided by Rule 701 promulgated under the Securities Act, or pursuant to Section 4(a)(2) under the Securities Act, relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required. All recipients either received adequate information about us or had access, through employment or other relationships, to such information.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

(b) Financial Statement Schedules.

No financial statement schedules are provided because the information called for is not required or is shown either in the consolidated financial statements or notes.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hopkinton, Commonwealth of Massachusetts, on this 14th day of February, 2017.

SPRING BANK PHARMACEUTICALS, INC.

By:	/s/ Martin Driscoll
Martin Driscoll President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martin Driscoll	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	February 14, 2017
Martin Driscoll

/s/ Jonathan Freve	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	February 14, 2017
Jonathan Freve

*
R.P. “Kris” Iyer, PhD	Chief Scientific Officer and Director	February 14, 2017

*
David Arkowitz	Director	February 14, 2017

*
Jonathan Bates	Director	February 14, 2017

*
Todd Brady	Director	February 14, 2017

*
Kurt Eichler	Director	February 14, 2017

*/s/ Jonathan Freve
By: Jonathan Freve, Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/Reg. Number

3.1	Restated Certificate of Incorporation of the Registrant		Form 8-K (Exhibit 3.1)	May 13, 2016	001-37718

3.2	Amended and Restated Bylaws of the Registrant		Form 8-K (Exhibit 3.2)	May 13, 2016	001-37718

4.1	Specimen stock certificate evidencing the shares of common stock		Form S-1/A (Exhibit 4.1)	February 12, 2016	333-208875

4.2	Common Stock Purchase Warrant issued by the Registrant to BioHEP Technologies Ltd. (February 2016)		Form S-1/A (Exhibit 10.18)	March 9, 2016	333-208875

4.3	Form of Warrant issued to Dawson James Securities, Inc. (May 2016)		Form 8-K (Exhibit 10.1)	May 13, 2016	001-37718

4.4	Form of Warrant to Purchase Common Stock (November 2016)		Form 8-K (Exhibit 10.2)	November 21, 2016	001-37718

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP		Form S-1 (Exhibit 5.1)	December 15, 2016	333-215112

10.1	Form of Indemnification Agreement between Registrant and each of its directors and officers		Form S-1 (Exhibit 10.1)	January 5, 2016	333-208875

10.2#	2014 Stock Incentive Plan		Form S-1 (Exhibit 10.2)	January 5, 2016	333-208875

10.3#	Form of Incentive Stock Option Agreement under 2014 Stock Incentive Plan		Form S-1 (Exhibit 10.3)	January 5, 2016	333-208875

10.4#	Form of Nonstatutory Stock Option Agreement under 2014 Stock Incentive Plan		Form S-1 (Exhibit 10.4)	January 5, 2016	333-208875

10.5#	2015 Stock Incentive Plan		Form S-1 (Exhibit 10.5)	January 5, 2016	333-208875

10.6#	Form of Incentive Stock Option Agreement under 2015 Stock Incentive Plan		Form S-1 (Exhibit 10.6)	January 5, 2016	333-208875

10.7#	Form of Nonstatutory Stock Option Agreement under 2015 Stock Incentive Plan		Form S-1 (Exhibit 10.7)	January 5, 2016	333-208875

10.8	Lease between the Registrant and The Route 495 Commerce Park Limited Partnership, dated February 5, 2013, as amended April 7, 2015		Form S-1 (Exhibit 10.8)	January 5, 2016	333-208875

10.9	Lease Agreement between the Registrant and JEEBO Management, LLC, dated March 24, 2016, as amended March 31, 2016		Form S-1/A (Exhibit 10.19)	April 27, 2016	333-208875

Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/Reg. Number

10.10†	Amended and Restated License Agreement between Registrant and BioHEP Technologies Ltd. (formerly known as Micrologix Biotech Inc.), dated January 14, 2016		Form S-1/A (Exhibit 10.9)	January 15, 2016	333-208875

10.11#	Employment Agreement between Registrant and R.P. Kris Iyer, Ph.D. dated December 16, 2015		Form S-1 (Exhibit 10.10)	January 5, 2016	333-208875

10.12#	Employment Agreement between Registrant and Martin Driscoll dated August 7, 2015		Form S-1 (Exhibit 10.14)	January 5, 2016	333-208875

10.13#	Employment Agreement between Registrant and Jonathan P. Freve dated December 1, 2015		Form S-1 (Exhibit 10.15)	January 5, 2016	333-208875

10.14#	Employment Agreement between Registrant and Nezam H. Afdhal, M.D. dated November 1, 2015		Form S-1 (Exhibit 10.16)	January 5, 2016	333-208875

10.15#	Transition Agreement between the Registrant and Douglas Jensen dated May 27, 2015		Form S-1 (Exhibit 10.12)	January 5, 2016	333-208875

10.16

Securities Purchase Agreement, dated November 18, 2016, by and among the Registrant and the persons party thereto (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on November 21, 2016)

			Form 8-K (Exhibit 10.1)	November 21, 2016	001-37718

10.17	Registration Rights Agreement, dated November 18, 2016, by and among the Registrant and the persons party thereto		Form 8-K (Exhibit 10.3)	November 21, 2016	001-37718

10.18	Non-Employee Director Compensation Policy		Form 10-K (Exhibit 10.18)	February 14, 2017	001-37718

21.1	Subsidiaries of the Registrant		Form 10-K (Exhibit 21.1)	February 14, 2017	001-37718

23.1	Consent of RSM US LLP	X

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP		Form S-1 (Exhibit 5.1)	December 15, 2016	333-215112

24.1	Power of Attorney		Form S-1 (included on signature page)	December 15, 2016	333-215112

101.INS	XBRL Instance Document		Form 10-K (101.INS)	February 14, 2017	001-37718

101.SCH	XBRL Taxonomy Extension Schema Document		Form 10-K (101.SCH)	February 14, 2017	001-37718

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document		Form 10-K (101.CAL)	February 14, 2017	001-37718

Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/Reg. Number

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document		Form 10-K (101.DEF)	February 14, 2017	001-37718

101.LAB	XBRL Taxonomy Extension Label Linkbase Document		Form 10-K (101.LAB)	February 14, 2017	001-37718

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document		Form 10-K (101.PRE)	February 14, 2017	001-37718

#	Indicates management contract or compensatory plan
†

Confidential treatment granted as to portions of the exhibit. Confidential materials omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.